UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 18, 2013

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On January 18, 2013, Robert F. Moran notified PetSmart, Inc. (“PetSmart”) that he will resign from his position as Chief Executive Officer of PetSmart, effective as of the close of PetSmart’s 2013 Annual Meeting of Stockholders (presently expected to occur on June 14, 2013) (the “Effective Date”). Mr. Moran will remain with PetSmart as Chairman of the Board of Directors in an executive capacity.

PetSmart has not yet determined the compensatory arrangements for Mr. Moran in connection with his continued service as Chairman of the Board of Directors in an executive capacity. The terms of such compensatory arrangements, once finalized, will be described in an amendment to this Current Report on Form 8-K.

Appointment of New Chief Executive Officer; President and Chief Operating Officer

On January 23, 2013, PetSmart announced the appointment of David K. Lenhardt as Chief Executive Officer, succeeding Mr. Moran, also to be effective as of the Effective Date. In connection with Mr. Lenhardt’s appointment as the Chief Executive Officer of PetSmart, the PetSmart Board of Directors expects to elect Mr. Lenhardt to the Board of Directors on the Effective Date, and Mr. Lenhardt would be expected to stand for reelection annually along with all other Directors commencing with the 2014 Annual Meeting of Stockholders.

PetSmart also announced the appointment, effective as of the Effective Date, of Joseph D. O’Leary to the position of President and Chief Operating Officer, succeeding Mr. Lenhardt.

Mr. Lenhardt, age 43, was appointed President and Chief Operating Officer, effective January 30, 2012. He joined PetSmart as Senior Vice President of Services, Strategic Planning and Business Development in October 2000. He was appointed Senior Vice President, Store Operations and Services in February 2007 and in February 2009 was appointed Senior Vice President, Store Operations and Human Resources. In January 2011, he was appointed Executive Vice President, Store Operations, Human Resources and Information Systems. From 1996 to 2000, he was a manager with Bain & Company, Inc., where he led consulting teams for retail, technology and e-commerce clients. Prior to that, he worked in the corporate finance and Latin American groups of Merrill Lynch & Co., Inc.’s investment banking division.

Mr. O’Leary, age 54, was appointed Executive Vice President, Merchandising, Marketing, Supply Chain and Strategic Planning in January 2011. He joined PetSmart as Senior Vice President of Supply Chain in September 2006. From October 2008 to March 2010, he held the title of Senior Vice President, Merchandising and Supply Chain. From March 2010 to January 2011, he held the title of Senior Vice President, Merchandising. Prior to joining PetSmart, he was Chief Operating Officer for Interactive Health LLC, a manufacturer of robotic massage chairs. Prior to that, he served as Senior Vice President of Supply Chain Strategy and Global Logistics for the Gap, Inc. from 2003 to 2005, and Senior Vice President of Global Logistics from 2000 to 2003. Prior to 1999, he held positions at Mothercare plc, Coopers & Lybrand LLP and BP International.

PetSmart has not yet determined the compensatory arrangements for Messrs. Lenhardt and O’Leary in connection with these appointments. The terms of such compensatory arrangements, once finalized, will be described in an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ J. Dale Brunk
Dated: January 22, 2013		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary